Exhibit 8(zz)(i)

PARTICIPATION AGREEMENT

Among

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

HATTERAS VARIABLE TRUST,

and

HATTERAS CAPITAL DISTRIBUTORS, LLC

THIS AGREEMENT, effective as of the 15th day of June, 2012, is made by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Company"), a Texas life insurance company, on its own behalf and on behalf of each of its variable annuity and variable life insurance separate accounts identified on Schedule A hereto, as such Schedule my be amended from time to time (each an “Account” and collectively, the “Accounts”), HATTERAS VARIABLE TRUST (the "Trust"), a Delaware statutory trust, and HATTERAS CAPITAL DISTRIBUTORS, LLC (the "Distributor"), a North Carolina limited liability company.

WITNESSETH

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust desires to act as an investment vehicle for variable life insurance and variable annuity contracts issued by insurance companies which have entered into participation agreements with the Trust and the Distributor ("Participating Insurance Companies");

WHEREAS, the shares of beneficial interest of the Trust are divided into one or more separate series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a "Fund"), and the shares of the Funds are registered under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, the Trust has filed or intends to file an application with the Securities and Exchange Commission (the "SEC") for, and expects to obtain from the SEC, an order granting exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and certain other persons, including qualified pension and retirement plans, as specified in Treas. Reg. 1.817-5 (or any successor regulation) (“Other Purchasers”) (the "Exemptive Order");

WHEREAS, Hatteras Alternative Mutual Funds, LLC (the "Adviser") serves as investment adviser to the Trust;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Accounts (the "Contracts"), and said Contracts are listed on Schedule A hereto, as such Schedule may be amended from time to time;

WHEREAS, the Company has registered or will register the Contracts under the 1933 Act, except to the extent a particular Contract is or will be exempt from such registration;

WHEREAS, each Account is or will be duly established and maintained by the Company as a segregated asset account, to set aside and invest assets attributable to the Contracts, and the Company has registered or will register each of the Accounts as a unit investment trust under the 1940 Act, except to the extent a particular Account is or will be exempt from such registration;

WHEREAS, the Distributor, which serves as the distributor to the Trust, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds identified on Schedule B hereto, as such Schedule may be amended from time to time (the "Designated Funds"), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at their net asset value; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company, the Trust and the Distributor agree as follows:

ARTICLE I.

PURCHASE AND REDEMPTION OF TRUST SHARES

1.1. The Trust has granted the Distributor exclusive authority to distribute the Trust's shares, and the Distributor agrees to make shares of the Designated Funds available to the Company for purchase on behalf of the Accounts, such purchases to be effected at net asset value in accordance with Section 1.4 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board" or “Trustees”) may suspend or terminate the sale of Trust shares of any Designated Fund, or liquidate any Designated Fund, if such action is required by law or regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, such action is deemed necessary or appropriate in the best interests of the shareholders (including Contract owners) of such Designated Fund.

1.2. The Trust shall redeem, at the Company's request, any full or fractional Designated Fund shares held by the Company on behalf of the Accounts, such redemptions to be effected at net asset value in accordance with Section 1.4 of this Agreement. Notwithstanding the

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foregoing, (i) the Company shall not redeem Trust shares attributable to Contract owners except in the circumstances permitted in Section 1.4 of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Designated Fund to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder.

1.3 Any purchase or redemption requests by the Accounts for shares of the Designated Funds will be in accordance with the provisions of the then current statutory prospectus and statement of additional information (“SAI”) of the Trust and in accordance with any procedures that the Trust, the Distributor or the Trust’s transfer agent may establish from time to time governing purchases and redemptions of shares of the Funds generally.

1.4. Purchase and Redemption Procedures

(a) The Trust hereby appoints the Company as the designee of the Trust for the sole and limited purpose of receiving purchase and redemption requests on behalf of the Accounts (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of the Designated Funds, based on allocations of amounts to the Accounts (or sub-accounts thereof) under the Contracts and other transactions relating to the Contracts or the Accounts. Receipt by the Company as such designee of the Trust of any such request (or relevant transactional information therefore) in good order on any day the New York Stock Exchange (“NYSE”) is open for trading and on which the Trust calculates the net asset value per share of the Designated Funds pursuant to the rules of the SEC (a "Business Day") prior to the time that the Trust ordinarily calculates such net asset value per share as described in the Trust's then current statutory prospectus and SAI (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Trust on that same Business Day, provided that the Trust or its designated agent receives notice of such request by 10:00 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of a Designated Fund on the same day that it notifies the Trust of a purchase request for such shares. Payment for purchased Designated Fund shares shall be made in federal funds transmitted to the Trust by wire to be received by the Trust by 4:00 p.m. Eastern Time on the Business Day the Trust is notified of the purchase request for Designated Fund shares (which request may be net of redemptions of such shares). If federal funds are not received on time, such funds will be invested, and Designated Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

(c) Payment for Designated Fund shares redeemed by the Accounts or the Company shall be made in federal funds transmitted by wire to the Company or any other person duly designated by the Company to be received by 4:00 p.m. on the next Business Day after the Trust is properly notified of the redemption order of such shares (which order may be net of any

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purchase orders) except that the Trust reserves the right to redeem Designated Fund shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and rules thereunder, and in accordance with the procedures and policies of the Trust as described in its then current statutory prospectus and SAI. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d) Any purchase or redemption request for Designated Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Trust's receipt of such request in good order, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business on the applicable Business Day for determination of such value, as defined in the Trust's then current statutory prospectus.

(e) The Company shall not redeem shares of the Designated Funds attributable to the Contracts (as opposed to shares of the Designated Funds attributable to the Company's assets held in the Accounts) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, or (iv) as otherwise permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Trust reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

(f) The Trust shall make the net asset value per share for each Designated Fund available to the Company as soon as reasonably practicable after the net asset value per share for such Designated Fund is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time each Business Day, and in any event, as, and shall calculate such net asset value in accordance with the Trust's then current statutory prospectus and SAI. Neither the Trust, any Designated Fund, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Trust or the Distributor.

(g) The Trust or the Distributor shall report promptly to the Company upon discovery any material error in the calculation or reporting of net asset value per share, dividend or capital gain information. A material error in the calculation of net asset value per share shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Board and in effect at the time of the error. The Trust represents and warrants that its procedures for correcting net asset value errors, including determinations of materiality, comply and will continue to comply with the 1940 Act and generally accepted SEC staff interpretations concerning pricing errors. The Distributor shall indemnify and hold harmless the Company from any and all losses, costs and expenses related to a material error in the calculation of net asset value per share.

1.5. The Trust shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or

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capital gain distributions payable on any Designated Fund shares. The Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any Designated Fund shares in the form of additional shares of that Designated Fund. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company promptly of the number of Designated Fund shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Trust shares shall be by book entry only. The Trust will not issue share certificates to the Company or the Accounts. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Accounts or the appropriate sub-account of the Accounts.

1.7. Subject to Section 1.10 hereof, the parties acknowledge that the arrangement contemplated by this Agreement is not exclusive. The Trust may offer and sell shares of its Funds to other insurance companies (as well as to Other Purchasers). Similarly, the cash value of the Contracts may be invested in other investment companies.

1.8. The Company acknowledges that, pursuant to Form 24F-2, the Trust is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

1.9. The parties agree to communicate pricing, account and other information, wire payments and process and settle purchase and redemption orders for Designated Fund shares through and in accordance with the procedures of the National Securities Clearing Corporation and its Fund/SERV and related systems, as such procedures may be amended from time to time.

1.10. The parties acknowledge and agree that, pursuant to the provisions of and subject to the conditions set forth in Rule 6e-3(T)(b)(15) under the 1940 Act and until such time as the Trust has received the Exemptive Order and the Exemptive Order has become effective: (i) shares of the Trust shall be available only to separate accounts of the Company, and of any affiliated life insurance company, supporting variable annuity or variable life insurance contracts or to such insurance companies or their affiliates in consideration of “seed money” for the Trust; (ii) shares of the Trust shall not be available to separate accounts of unaffiliated Participating Insurance Companies or to Other Purchasers; and (iii) the provisions of Article VI of this Agreement and of Section 3.8 hereof, insofar as it relates to the Exemptive Order, shall not be effective until such time.

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ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1. The Trust represents and warrants that (i) the Trust is lawfully organized and validly existing under the laws of the State of Delaware, (ii) the Trust is and shall use its best efforts to remain registered under the 1940 Act during the term of this Agreement, (iii) Designated Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act (to the extent required by that Act), duly authorized for issuance and sold in compliance with the laws of the State of Delaware, (iv) the Trust shall amend the registration statement for the shares of the Designated Funds under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) each Designated Fund is and will continue to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust makes no representations or warranties as to whether any aspect of the Designated Funds' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees promptly to notify the Trust of any investment restrictions imposed by state insurance law applicable to the Trust or a Designated Fund.

2.2. The Distributor represents and warrants that shares of the Designated Funds (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to Other Purchasers that communicate to the Trust that they qualify to purchase shares of the Designated Funds under Section 817(h) of the Code and Treas. Reg. 1.817-5 without impairing the ability of the Accounts to consider the portfolio investments of the Designated Funds as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

2.3. Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Trust represents and warrants that it will invest the assets of each Designated Fund in such a manner as to assure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Trust represents and warrants that each Designated Fund has complied and will continue to comply with Section 817(h) of the Code and Treas. Reg.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Trust will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Fund so as to achieve compliance within the grace period afforded by Treas. Reg. 1.817-5. Upon request, the Trust will provide the Company with a certification of its compliance with this Section 2.3 as of the most recent calendar quarter end.

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2.4. The Trust represents and warrants that each Designated Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Trust will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Trust will notify the Company immediately upon having a reasonable basis for believing that a Designated Fund has ceased to so qualify or might not so qualify in the future.

2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) properly exempt from such registration or offered exclusively in transactions that are properly exempt from such registration. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that each Account, prior to the issuance and sale of any Contracts by the Account and during the term of this Agreement, will be legally and validly established as a separate account under Texas insurance laws and either (i) will be registered as a unit investment trust in accordance with the provisions of the 1940 Act, or (ii) properly exempt from such registration. The Company further represents and warrants that (i) the Contracts shall be issued and sold in compliance in all material respects with all applicable federal securities laws and state securities and insurance laws and (ii) the sale of the Contracts shall comply in all material respects with state insurance and other applicable suitability requirements. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states if and to the extent required by applicable law. If the Trust elects to adopt use of the “summary prospectus”, as defined in Rule 498 under the 1933 Act, and the Company elects to make use of summary prospectuses in connection with satisfying prospectus delivery requirements under the 1933 Act, the Company represents and warrants that it shall comply with the requirements of Rule 498 under the 1933 Act and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Trust's summary prospectuses and any other duties assumed by the Company in this Agreement. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts under applicable provisions of the Code, that it will make every reasonable effort to maintain such treatment, and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or might not be so treated in the future. In addition, the Company represents and warrants that each of the Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations promulgated thereunder. The Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or might not be met in the future.

2.7. The Distributor represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC.

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2.8. The Trust and the Distributor represent and warrant that all of their respective trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Accounts are covered by a blanket fidelity bond or similar coverage for the benefit of the Accounts, in an amount not less than the minimum coverage that would be required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time as if the Accounts were subject to such rule. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

2.10. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time. The Company represents and warrants that it has implemented and shall maintain during the term of this Agreement appropriate security measures for personal information that comply with all applicable laws and regulations.

2.11. The Company represents and warrants that it has in place an anti-money laundering (“AML”) program that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations promulgated thereunder (the "Patriot Act"). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers", if applicable, in accordance with all applicable AML regulations, including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Distributor with such information as it may reasonably request to enable the Distributor to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the

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voluntary sharing of information between the parties hereto. Upon filing such a notice, the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

2.12. The Company agrees that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. As such, the Company agrees on its own behalf, and on behalf of any designee of the Company, to enforce the hold times for each Designated Fund as set forth in the Company’s prospectus for the Contracts and to abide by the Trust's reasonable requests to restrict the activity of any Contract owner identified, either by the Trust, the Distributor, the Company, or its designee, as a market timer. The parties acknowledge and agree that the transactions contemplated under this Section shall be subject to the provisions of the Agreement dated June 15, 2012, entered into by and among the Trust, the Distributor and the Company pursuant to Rule 22c-2 under the 1940 Act.

2.13. The Trust represents and warrants that its summary prospectuses, and the hosting of such documents prepared by the Trust that, pursuant to Rule 498 under the 1933 Act, must be publicly accessible, free of charge, at the website address specified in the summary prospectuses, will comply in all material respects with all applicable requirements of Rule 498. The Trust and Distributor agree that the website used for hosting the Fund's summary prospectuses will lead Contract owners directly to the current Trust documents required to be posted in compliance with Rule 498, and no other content or links will appear on the website.

2.14. Until such time as the Exemptive Order becomes effective, and in accordance with the provisions of Rule 6e-3(T)(b)(15) under the 1940 Act, the Trust represents and warrants that the Board will monitor the Trust and the Designated Funds for the existence of any material irreconcilable conflict between the interests of variable annuity Contract owners and variable life insurance Contract owners, and the Company represents and warrants that it will be responsible for reporting any potential or existing conflicts to the Board and, if a conflict arises, will, at its own cost, remedy such conflict, up to and including establishing a new registered management investment company and segregating the assets of the underlying the variable annuity Contracts and the variable life insurance Contracts.

ARTICLE III.

PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. Subject to the Trust's determination to use summary prospectuses, the Distributor shall provide the Company with as many copies of the Trust's current summary and/or statutory prospectuses as the Company may reasonably request. The Trust shall bear the expense of printing copies of the current summary and statutory prospectuses, if requested by the Company, that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Trust's current summary and statutory prospectuses that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof or if required by applicable law or applicable guidance from the SEC or SEC staff, the Trust shall provide such documentation (including a final copy of the Trust's summary and/or

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statutory prospectus in electronic format at the Trust's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's summary prospectus bound together in one document in accordance with applicable law and regulation, including but not limited to, Rule 498 under the 1933 Act and any applicable guidance from the SEC or SEC staff (such printing to be at the Company's expense). As required by, and in accordance with, Rule 498 and all other applicable laws and guidance from the SEC or SEC staff, the Company shall: (1) deliver the Trust's summary prospectuses, if used, to existing Contract owners and potential investors, and (2) adhere to any applicable binding requirements regarding the summary prospectus.

3.2. The Distributor or the Trust, upon the request of the Company, shall provide an electronic copy of the current SAI for the Trust free of charge to the Company for itself and so that the Company can print and deliver the SAI to any Contract owner who requests such SAI.

3.3. Within three (3) Business Days of receiving a request for a paper copy or an electronic copy of a Trust summary and/or statutory prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act ("Trust Documents"), the Company shall send a paper copy or electronic copy of any requested Trust Document to any Contract owner requesting such copy at no cost to the Contract owner and by U.S. mail or other reasonably prompt means or by email for electronic requests. The Company shall deliver the most current version of the Trust Documents that is has received from the Trust pursuant to Section 3.1.

3.4. The Trust shall provide the Company with information regarding the Trust's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Trust.

3.5. The Trust hereby grants to the Company a non-exclusive, worldwide, royalty-free license for the duration of the Agreement to create a hyperlink from the Company's website to the Trust's website. Notwithstanding the foregoing, the Trust shall be and remain solely responsible for ensuring that the summary and statutory prospectuses and other documents for the Designated Funds comply with Rule 498 and any applicable guidance from the SEC or the SEC staff.

3.6. The Trust, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.

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3.7. As long as and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, the Company (i) will provide pass-through voting privileges to Contract owners whose contract values are invested, through Accounts registered with the SEC under the 1940 Act, in shares of the Designated Funds, (ii) may, to the extent it deems appropriate, provide pass-through voting privileges to Contract owners whose contract values are invested, through Accounts which are not so registered with the SEC, in shares of the Designated Funds, (iii) when it provides pass-through voting privileges to Contract owners whose contract values are invested through an Account in shares of a Designated Fund, will vote shares held in that Account for which no Contract owner instructions are timely received by the Company in the same proportion as those shares of the Designated Fund held in that Account for which Contract owner instructions are timely received, and (iv) will vote shares of a Designated Fund which it is otherwise entitled to vote on any matter in the same proportion as the voting instructions which it has timely received from Contract owners with respect to that matter. Notwithstanding the foregoing, the Company may vote shares of a Designated Fund in such other manner as may be required or permitted by Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or otherwise by the SEC or the SEC staff.

3.8. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Fund calculates voting privileges as required by the Exemptive Order and consistent with any reasonable standards that the Trust may adopt and provide in writing.

ARTICLE IV.

SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material that the Company or its affiliates develop and in which the Trust (or a Designated Fund), the Adviser or the Distributor is named. The Trust or its designee shall use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt thereof. If the Trust or its designee does not provide comments on such literature or material within five (5) Business Days, such literature or material shall be deemed approved. The Trust or its designee reserves the right to reasonably object to the continued use of any such literature or material, and no such literature or material shall be used if the Trust or its designee so objects.

4.2. Except for literature or material that is deemed approved pursuant to Section 4.1, the Company, except with the written permission of the Trust or the Distributor or the designee of either, shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust (or a Designated Fund), the Adviser or the Distributor in connection with the sale of the Contracts other than information or representations contained in the then current registration statement, prospectus or SAI of the Trust, as the same may be amended or supplemented from time to time, or in reports or proxy statements of the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor for use with the public. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The Trust shall be entitled to review the Company's

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placement of sales materials with the summary prospectus in order to review the Company's compliance with applicable laws and regulations.

4.3. The Trust and the Distributor, or their designee, shall furnish, or cause to be furnished, to the Company each piece of sales literature or other promotional material that any of them develop and in which the Company, and/or one or more Accounts, is named. The Company shall use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt thereof. If the Company does not provide comments on such literature or material within five (5) Business Days, such literature or material shall be deemed approved. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material, and no such material shall be used if the Company so objects.

4.4. Except for material that is deemed approved pursuant to Section 4.3, the Trust and the Distributor, except with the written permission of the Company, shall not give any information or make any representations on behalf of or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in the then current registration statement, prospectus (or any offering memorandum with respect to Contracts issued by the Company or interests therein that are not registered under the 1933 Act), or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee.

4.5. The Trust will provide to the Company at least one complete copy of all summary and/or statutory prospectuses, shareholder annual, semi-annual and other reports, proxy statements and any amendments to any of the foregoing, that relate to the Trust or its shares promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. Upon request, the Company will provide to the Trust at least one complete copy of all registration statements, prospectuses (or any offering memorandum with respect to Contracts issued by the Company or interests therein that are not registered under the 1933 Act), statements of additional information, shareholder annual, semi-annual and other reports, solicitations for voting instructions and any amendments to any of the foregoing, that relate to the Contracts or the Accounts promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Trust and the Distributor any complaints received from Contract owners pertaining to the Trust or the Designated Funds.

4.7. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion picture, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

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ARTICLE V.

FEES AND EXPENSES

5.1. Except as otherwise specifically provided herein or in Schedule C hereto, and in such agreement or agreements as the parties may separately execute, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided in this Agreement, all expenses incident to performance by a party under this Agreement shall be paid by such party.

ARTICLE VI.

POTENTIAL CONFLICTS

6.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Board determines that a material irreconcilable conflict exists and the implications thereof.

6.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

6.3. If it is determined by a majority of the Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of

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making such a change; and (2) establishing a new registered management investment company or managed separate account.

6.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Distributor and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (or redemption) of shares of the Trust.

6.5. If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Designated Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Distributor and the Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

6.6. For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Distributor shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in one or more Designate Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

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6.7. The responsibility to take remedial action in the event of the Board's determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of the Company, and the obligation of the Company set forth in this Article VI shall be carried out with a view only to the interests of Contract owners.

6.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.7 and 3.8 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

6.9. The Company has reviewed the Exemptive Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Board may request as conditions to such Order, to be assumed or undertaken by the Company.

6.10. The Trust hereby notifies the Company that it may be appropriate to include in prospectuses for the Contracts disclosure regarding potential conflicts as described in Section 6.1 hereof.

ARTICLE VII.

INDEMNIFICATION

7.1. Indemnification By the Company

(a) The Company agrees to indemnify and hold harmless the Trust, the Adviser and the Distributor and each of their respective trustees/directors and officers, and each person, if any, who controls the Trust, the Adviser or Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of

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or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Trust Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated

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agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Trust and the Distributor agree promptly to notify the Company of the commencement of any litigation or proceeding against either of them or any of their trustees/directors or officers in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust, provided that such litigation or proceeding relates to this Agreement, the Company, an Account or a Contract.

7.2. Indemnification by the Distributor

(a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust or Distributor or persons under their

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control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Distributor; or

(iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials it is required to provide and furnish under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the

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issuance or sale of the Contracts or the operation of the Accounts, provided that such litigation or proceeding relates to this Agreement, the Trust, the Distributor or a Designated Fund.

7.3. Indemnification By the Trust

(a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

(i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Trust's indemnification obligations under this Section 7.3 are subject to applicable law.

(b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Distributor or the Accounts, whichever is applicable.

(c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory

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to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Trust, provided that such litigation or proceeding relates to this Agreement, the Trust, the Distributor or a Designated Fund.

ARTICLE VIII.

APPLICABLE LAW

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, as amended, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Exemptive Order should no longer be necessary under applicable law, then the provisions of Article VI and of Section 3.8, insofar as it relates to the Exemptive Order, shall no longer apply.

ARTICLE IX.

TERMINATION

9.1. This Agreement shall continue in full force and effect until sooner terminated:

(a) by any party, for any reason with respect to one, some or all Designated Funds, by 90 days’ advance written notice delivered to the other parties; or

(b) by the Company by written notice to the Trust and the Distributor based upon the Company's determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or

(c) by the Company by written notice to the Trust and the Distributor in the event any of the Designated Funds' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media for the Contracts; or

(d) by the Trust or Distributor in the event that formal administrative proceedings are

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instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, or the operation of any Accounts, and the purchase of the Trust's shares; provided, however, that the Trust or Distributor determines, each in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) by the Company in the event that formal administrative proceedings are instituted against the Trust or Distributor related to a Designated Fund by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform its obligations under this Agreement; or

(f) by the Company by written notice to the Trust and the Distributor with respect to any Designated Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply; or

(g) by the Trust or Distributor by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

(h) by the Trust or the Distributor by written notice to the Company if either one or both of the Trust or the Distributor shall determine, each in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) by the Company by written notice to the Trust and the Distributor if the Company determines, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j) by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Fund in accordance with the terms of the Contracts, provided that the Company has given at least 30 days prior written notice to the Trust and Distributor of the date of substitution; or

(k) by the Trust if the Board has decided to (i) refuse to sell shares of any Designated Fund to the Company and/or any of the Accounts; (ii) suspend or terminate the offering of shares of any Designated Fund; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Trust or any Designated Fund, subject to the provisions of Section 1.1; or

(l) by any party in the event that the Board determines that a material irreconcilable

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conflict exists as provided in Article VI.

9.2. (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the Trust and the Distributor shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Trust and the Distributor, to make available additional shares of the Designated Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments among the Designated Funds, redeem investments from the Designated Funds and, in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts, invest in the Designated Funds.

The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investments of the Accounts in the Designated Funds within one year from the date of termination. Such steps may include, but are not limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for shares of the Designated Funds. The Trust may, in its discretion, permit the Accounts to continue to invest in the Designated Funds beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Trust agrees in writing to permit the Accounts to continue to invest in the Designated Funds at the beginning of any such year.

(b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(g) or 9.1(l), at the option of the Trust or the Distributor; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Funds held by the Accounts, received by the Trust and its agents as of the request date, and the Trust agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Trust's then current registration statement.

(c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI hereof and the effect of such terminations shall be governed by Article VI. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Trust or any Designated Fund of the Trust, Articles I, II, III, V, VI, VII and VIII will remain in effect after termination.

9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

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ARTICLE X.

NOTICES

Except as otherwise specifically provided herein, any notice required or permitted to be given by a party to another party shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or on the next Business Day if sent by nationally recognized overnight delivery, or 3 days after being sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below, or at such other address as such party may from time to time specify in writing to the other parties.

If to the Trust:	Hatteras Variable Trust Attn.: J. Michael Fields 8540 Colonnade Center Drive Suite 401 Raleigh, NC 27615 Fax No.: 919-846-3433
If to the Company:	Jefferson National Life Insurance Company Attn.: General Counsel 9920 Corporate Campus Drive, Suite 1000 Louisville, Kentucky 40223 Fax No.: 502-515-0611
If to the Distributor:	Hatteras Capital Distributors, LLC Attn.: J. Michael Fields 8540 Colonnade Center Drive Suite 401 Raleigh, NC 27615 Fax No.: 919-846-3433

ARTICLE XI.

MISCELLANEOUS

11.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

11.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

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11.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.

11.6. It is understood that the names “Hatteras Variable Trust,” “Hatteras Capital Distributors, LLC” or any other name used similarly by the Trust, the Distributor or their affiliates, or any derivatives thereof, or logos associated with such names (the “Hatteras Marks”) are the valuable property of the Trust, the Distributor and/or their affiliates, and that the Company and its affiliates have the right to use such names (or derivatives or logos) only as necessary to carry out the purposes of this Agreement and only for so long as this Agreement remains in effect. All goodwill associated with the use of the Hatteras Marks by the Company and its affiliates shall inure to the benefit of the Trust, the Distributor and/or their its affiliates. Upon termination of this Agreement, the Company and its affiliates shall forthwith cease to use the Hatteras Marks. The Company agrees that the Company and its affiliates shall not use the Hatteras Marks in a manner that disparages or degrades the business or reputation of the Trust, the Distributor or any of their affiliates, or that infringes, dilutes or otherwise violates the Hatteras Marks.

11.7. It is understood that the name “Jefferson National Life Insurance Company” or any other name used similarly by the Company or its affiliates, or any derivatives thereof, or logos associated with such names (the “Jefferson Marks”) are the valuable property of the Company and/or its affiliates, and that the Trust, the Distributor and their affiliates have the right to use such names (or derivatives or logos) only as necessary to carry out the purposes of this Agreement and only for so long as this Agreement remains in effect. All goodwill associated with the use of the Jefferson Marks by the Trust, the Distributor and their affiliates shall inure to the benefit of the Company and/or its affiliates. Upon termination of this Agreement, the Trust, the Distributor and their affiliates shall forthwith cease to use the Jefferson Marks. The Trust and the Distributor agree that they and their affiliates shall not use the Jefferson Marks in a manner that disparages or degrades the business or reputation of the Company or any of its affiliates, or that infringes, dilutes or otherwise violates the Jefferson Marks.

11.8. The rights, remedies and obligations contained in this Agreement are cumulative

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and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.9. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of the other parties hereto.

11.10 Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

11.11. Upon request, the Company shall furnish, or shall cause to be furnished, to the Trust or its designee copies of the following reports:

(a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulatory authority, as soon as practicable after the filing thereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:

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Name:

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Title:

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HATTERAS VARIABLE TRUST

By:

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Name: J. Michael Fields

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Title: Secretary

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HATTERAS CAPITAL DISTRIBUTORS, LLC

By:

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Name: J. Michael Fields

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Title: Secretary

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SCHEDULE A

Accounts and Contracts

Names of Accounts	Contracts

Jefferson National Life Annuity Account G	Monument Advisor

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SCHEDULE B

Designated Funds

Hatteras Alpha Hedged Strategies Variable Fund

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SCHEDULE C

Allocation of Expenses

Item	Function	Party Responsible for Expense
Trust Prospectus and SAI
Updating	Typesetting	Trust
New Sales	Printing Distribution	Company Company
Existing Contract Owners	Printing Distribution	Trust Trust
Trust Proxy Materials
	Typesetting Printing Distribution	Trust Trust Trust
Trust Annual and Semi- Annual Reports and Other Shareholder Communications
All	Typesetting	Trust
For Marketing	Printing	Company
	Distribution	Company
Existing Contract Owners	Printing	Trust
	Distribution	Trust
Trust Operations
	All operations and related expenses, including the cost of registration and qualification of the Trust’s shares, preparation and filing of the Trust’s prospectus and registration statement, proxy statements and reports, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance of the Trust’s shares, and all cost of management of the business and operations of the Trust.	Trust

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